Exhibit 99.2

Propell Announces $5,000,000 Strategic Equity Investment by Ervington Investments

Proceeds to scale operations and reinforce intellectual property

Houston, TX--(PRWEB - February 19, 2015) - Propell Technologies Group (OTCQB:PROP) (the “Company”) the U.S. provider of a plasma pulse based well treatment has closed the first tranche of a private financing with Ervington Investments Limited, whose ultimate beneficial owner is businessman Roman Abramovich.

The Company raised $5,000,000 from the sale of 1,525,424 shares of its Series C Preferred Stock (“Series C Preferred”) at a purchase price of $3.277777778 per share. Ervington Investments also has an option to invest an additional $9,750,000 in the Company in consideration of the issuance of an additional 2,974,576 shares of Series C Preferred. Ervington has appointed Ivan Persiyanov, an Investment Director at asset management company Millhouse LLC, as its representative to serve as a director of the Company, holding two votes of the four board votes.

Uses of proceeds include securing new tools to expand sales, R&D to further improve the plasma pulse well treatment process and strengthen the patent portfolio, repayment of all debt and accounts payable, as well as working capital.

John Huemoeller II, the Company’s President and CEO, commented: “The investment by Ervington is a strong endorsement of Propell’s innovative approach and strategy to treat oil wells by a strategic global investor with a track history of enormous success. Ervington has demonstrated its ability to grow value of its portfolio companies and we’re extremely pleased to be partnering with a group with world class value in terms of capital and strategic resources. This strategic investment should expedite our rollout plan, provide us with high level access to energy users and potential partners globally and provide the necessary funding to accomplish our goals.”

“I am pleased to join the board of Propell, a company with promising technology I believe can make an impact in the oil industry,” stated Ivan Persiyanov.

ABOUT PROPELL TECHNOLOGIES GROUP

Propell Technologies Group, Inc. (http://www.propell.com/), through its wholly owned subsidiary Novas Energy USA, is the exclusive U.S licensee of the Plasma Pulse enhanced oil recovery (EOR) well treatment that improves well production cost effectively and without acidization, hydrofracking or other chemicals. It develops and commercializes treatment and stimulation of oil wells to meaningfully improve production and enhance the recovery of oil and gas in existing wells.

SAFE HARBOR

This press release includes forward-looking statements of our current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding future financings, accelerating our commercial rollout, our growth and the potential for our technology. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others, Ervington’s decision whether or not to exercise their option, our ability to secure replacement financing on attractive terms, fuel our growth and the other factors described in our on Form 10-K for the year ended December 31, 2013, and any other filings we may make with the SEC. The information in this press release is provided only as of the date written, and we undertake no obligation to update any forward-looking statements contained in this press release on account of new information, future events, or otherwise, except as required by law.

Contact:

Propell Technologies Group, Inc
Patrick Gaynes
investors@propell.com
+1 (713) 766-5546